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EXHIBIT 11.1 - Earnings Per Share Computation



Earnings per share calculations may be affected by the granting of stock options under the Company's stock option plan. The granting of these options may have a dilutive effect on earnings per common and common equivalent share. Following is a summary computation of the weighted average number of shares outstanding and earnings per share using the treasury- stock method.



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                                                                                         Three Months Ended March 31,
                                                                                         ----------------------------
Weighted Average Shares Outstanding                                                          1996                1995
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
Common stock outstanding throughout the period                                          2,751.000           2,728,000

Dilutive unexercised stock options:
      Shares presumed issued at exercise ($2.25 to $3.75 per share)                       135,000              91,000
      Less:  Shares repurchased with presumed proceeds at average per
             share price ($4.40 in 1996 and $2.41 in 1995)                                (57,000)            (85,000)
- ---------------------------------------------------------------------------------------------------------------------

Weighted average shares outstanding                                                     2,829,000           2,734,000
=====================================================================================================================


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                                         Three Months Ended March 31,1996          Three  Months Ended March 31, 1995
                                         --------------------------------          ----------------------------------
                                                Earnings        Per Share               Earnings            Per Share
- ---------------------------------------------------------------------------------------------------------------------
Earnings (loss) per share                    $   (148,000)  $         (.05)            $    386,000  $            .14
=====================================================================================================================





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